SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 9, 2010

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Section 5                      Corporate Governance and Management

Item 5.02                      Appointment of Principal Officers

On June 9, 2010, 2009, Tri-Valley Corporation appointed Michael P. Stark to be its Vice President of Exploration, filling a position that has been vacant since 2008.  A press release announcing Mr. Stark’s appointment is attached.

Tri-Valley and Mr. Stark have entered into a letter agreement concerning his employment, by which Mr. Stark will be paid a monthly salary of $18,750 and will receive options to purchase 150,000 shares of Tri-Valley’s common stock which vest incrementally over the next four years.  He will receive the insurance and retirement benefits that are generally available to Tri-Valley employees.

Section 9                      Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1                      Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2010	TRI-VALLEY CORPORATION /s/ John E. Durbin
John E. Durbin, Chief Financial Officer